CONSENT OF INDEPENDENT REGIstered Public ACCOUNTing firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard New Jersey Tax-Free Funds of our report dated January 19, 2022, relating to the financial statements and financial highlights, which appears in Vanguard New Jersey Long-Term Tax-Exempt Fund’s Annual Report on Form N- CSR for the year ended November 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
March 29, 2022